UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2011

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

This Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of May 15, 2011 (the “Merger Agreement”), among Integral Systems, Inc., a Maryland corporation (the “Company” or “Integral Systems”), Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), IRIS Merger Sub Inc., a Maryland corporation and direct wholly owned subsidiary of Kratos (“Merger Sub”), and IRIS Acquisition Sub LLC, a Maryland limited liability company and direct wholly owned subsidiary of Kratos (“Merger LLC”). In addition, this Form 8-K is being filed to discuss the filing of a separate but related lawsuit on July 11, 2011.

Settlement of Certain Litigation

As previously disclosed at pages 92-93 of the joint proxy statement/prospectus of Kratos and the Company dated June 21, 2011 (the “Proxy Statement”), under the heading “The Merger—Litigation Related to the Merger,” the Company, the members of the Company’s board of directors, Kratos, Merger Sub and Merger LLC have been named as defendants in certain actions filed purportedly on behalf of the Company’s stockholders challenging the proposed merger of Merger Sub with and into the Company (the “Merger”) pursuant to the Merger Agreement. As disclosed in the Proxy Statement, on May 24, 2011, Astor BK Realty Trust, a stockholder of the Company, filed a lawsuit purportedly on behalf of itself and other stockholders of the Company (the “Astor lawsuit”) in the Circuit Court for Howard County, Maryland (the “Court”), and on June 10, 2011, Astor BK Realty Trust amended the complaint to, among other things, add Igor Levine as a plaintiff and assert a derivative claim on behalf of the Company. On July 8, 2011, the Court consolidated the Astor lawsuit with two other similar lawsuits filed in the same court and appointed one of the law firms that filed the Astor lawsuit as lead plaintiffs’ counsel in the consolidated litigation (the “Howard County litigation”).

On July 13, 2011, the defendants entered into a memorandum of understanding with the plaintiffs in the Howard County litigation regarding the settlement of the Howard County litigation. In connection with the settlement contemplated by the memorandum of understanding, (i) the Company and Kratos agreed to make certain additional disclosures related to the proposed Merger, which are contained in this Form 8-K, and (ii) the parties to the Howard County litigation agreed to use their best efforts to finalize a stipulation of settlement (the “Stipulation of Settlement”) and present it to the Court for preliminary approval within forty days of the date of the memorandum of understanding.

The Stipulation of Settlement will be subject to customary conditions, including consummation of the merger and approval of the settlement by the Court. In the event that the parties finalize and enter into the Stipulation of Settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness, and adequacy of the settlement. If the Court grants final approval of the Stipulation of Settlement, all claims in all actions that were or could have been brought by stockholders under Maryland law challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith will be resolved and released, pursuant to terms that will be disclosed to the Company’s stockholders prior to final approval of the Stipulation of Settlement. There can be no assurance that the parties will ultimately enter into the Stipulation of Settlement or that the Court will approve the settlement even if the parties were to enter into such Stipulation of Settlement. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

Filing of Separate but Related Litigation

On July 11, 2011, Gregory Seeger (“Seeger”) filed a lawsuit in the United States District Court for the District of Maryland purportedly on behalf of himself and other stockholders of Integral Systems against the Company, the members of the Company’s board of directors, Kratos, Merger Sub and Merger LLC. The complaint alleges, among other things, (i) that the members of the Integral Systems board of directors breached their fiduciary duties by, among other things, failing to take steps to maximize the value of the merger consideration to Integral Systems stockholders, taking steps to avoid competitive bidding, failing to protect against conflicts of interest resulting from the Company’s directors’ connections with the Merger, and failing to disclose in the Proxy Statement material information necessary for the Company’s stockholders to make an informed decision on the Merger, (ii) that Kratos aided and abetted these purported breaches of fiduciary duties, and (iii) that the defendants omitted material facts from the Proxy Statement in violation of federal law. The complaint seeks an order that the Proxy Statement be supplemented with additional information, seeks to enjoin consummation of the Merger or, in the event the Merger is completed, to rescind the Merger or recover monetary damages on behalf of Integral Systems stockholders. The complaint also seeks recovery of attorneys’ fees and costs of suit. On July 12, 2011, Seeger filed a motion for expedited discovery and a motion for a preliminary injunction seeking an order enjoining the stockholder vote scheduled for July 26, 2011. The Company is not aware that service of process has been accomplished in the litigation, and the court has not entered a scheduling order or otherwise set any deadlines or hearings in the case.

The Company and its directors believe that the claims in the Seeger lawsuit are without merit and intend to defend against the claims vigorously.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

On June 21, 2011, Integral Systems issued the Proxy Statement in connection with a special meeting of its stockholders to consider and vote upon, among other things, a proposal to approve the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement.

The information set forth below supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. Terms used below shall have the meanings set forth in the Proxy Statement (unless otherwise defined below).

Background of the Merger

The corporate governance changes approved by the board of directors of Integral Systems on August 13, 2010, and disclosed by the Company in the Current Report on Form 8-K filed with the SEC by Integral Systems on August 13, 2010, had been considered at previous times. The board of directors of Integral Systems determined to adopt the changes at that time due to the possibility that the Vintage Group or other potential acquirors might take actions that could include a hostile bid for the Company or calling a special meeting of the Company’s stockholders to replace the members of the board of directors of the Company. The board of directors determined that these corporate governance changes were in the best interests of the Company.

On July 28, 2010, the board of directors of Integral Systems selected directors John M. Albertine, William F. Leimkuhler, Bruce L. Lev, and Bonnie K. Wachtel to constitute the membership of the Special Committee. These directors were selected because they were independent directors and had prior experience with merger and acquisition transactions. Paul G. Casner, Jr., was added to the Special Committee on November 17, 2010, because, as the Chief Executive Officer of the Company, he was already involved in discussions with interested parties and was likely to continue to be involved, he was available to attend meetings on short notice and he was deemed to have no conflict of interest on such date.

The third parties from which the Company received inquiries regarding possible strategic transactions, which were discussed by the Special Committee on August 3, 2010, November 17, 2010 and November 19, 2010, were financial sponsors.

Company A was a strategic party, and it initiated discussions with Paul G. Casner, Jr., on October 19, 2010.

Company B was a strategic party. Brian R. Kahn had encountered senior members of Company B’s management in prior business dealings, but did not have any personal relationships, and does not have any business of financial relationships with Company B or any officer or director of Company B.

Company C was a strategic party.

In connection with advising the board of directors of the Company with respect to strategic options, Stone Key contacted 24 parties to gauge their potential interest in a possible transaction with Integral Systems. These parties either had contacted Integral Systems or Stone Key directly regarding their interest in a possible transaction or were identified by Integral Systems and Stone Key as likely to be interested in a possible transaction (particularly those parties whose business operations and/or acquisition interests focused on satellite communications and services, defense electronics, command and control systems, signal processing and data communications, enterprise network management and communications information assurance products and services). In addition, in Stone Key’s judgment, each of the 24 parties possessed the financial, operational and legal capability to successfully complete an acquisition of Integral Systems in a timely manner. Over the course of the sale process, Stone Key interacted with several financial sponsors that showed initial interest in a possible transaction; however, due to the financial profile of the Company, including volatile historical financial performance and cash flows, these parties declined to pursue a transaction. As a result, the 24 parties that formed the potential buyer focus group consisted solely of strategic buyers.

Of the 24 parties contacted by Stone Key, ten parties executed non-disclosure agreements. Of those parties, seven parties were provided access to the online data room, and six parties received management presentations. Three parties were provided with final bidding instructions.

On April 7, 2011, Brian R. Kahn and Eric DeMarco, discussed various industry-related matters as Mr. DeMarco and Mr. Kahn had previously agreed to do after the close of Kratos’s acquisition of Herley Industries, Inc. Mr. Kahn and Mr. DeMarco do not have a personal relationship or any business or financial relationship outside of Kratos’s acquisition of Integral Systems. During the course of the April 7, 2011 discussion, Mr. DeMarco inquired as to the status of the previously publicly disclosed Integral Systems strategic alternatives process. During the course of negotiations, Kratos proposed changes to the draft merger agreement on May 2, 2011, which included, among other changes, (i) the addition of the voting agreements described more fully in the section of the Proxy Statement entitled “The Voting Agreements”, (ii) clarification of the treatment of options, (iii) changes to the non-solicitation covenant of the Company, (iv) changes to the recommendation covenant of Kratos, and (v) changes to the definition of “material adverse effect”.

Opinion of Integral Systems’ Financial Advisor

Stone Key’s Valuation Analyses Of Integral Systems

Precedent Merger and Acquisition Transactions Analysis

In performing its precedent merger and acquisition transactions analysis:

•

Stone Key reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving satellite communications and services, defense electronics, command and control, signal processing and data communications, enterprise network management and communications information assurance companies with product and service offerings, target markets and transaction size that Stone Key deemed most comparable to Integral Systems and the Merger.

•

Stone Key analyzed the mean, harmonic mean and median, as well as the high and low points, of the selected transactions’ merger enterprise value/forward EBITDA multiples to select the 9.0x to 11.0x reference range of transaction multiples. Stone Key notes that, given the disparate public and private data sources available to calculate implied enterprise value/forward EBITDA multiples, it is not possible to consistently and accurately delineate between forward calendar year EBITDA and NTM EBITDA for each individual precedent transaction. The results of Stone Key’s analysis are listed below:

			($ in millions)
Announced Date		Enterprise Value	Enterprise Value / Forward
	Acquiror / Target		Revenue	EBITDA	EBIT
02/07/11	Kratos / Herley	$270.0	1.32x	7.5x	9.5x
12/20/10	Raytheon / Applied Signal	490.4	1.93x	13.8x	19.3x
11/26/10	Veritas Capital / CPI International	525.0	1.35x	8.9x	10.7x
08/16/10	FLIR Systems / ICx Technologies	231.7	1.07x	12.5x	32.6x
06/30/10	Boeing / Argon ST	777.0	2.02x	12.9x	18.2x
06/04/09	General Dynamics / Axsys Technologies	643.0	2.00x	9.8x	11.0x
07/28/08	EASI / Spacelink	1,020.0	1.38x	8.0x	NA
01/08/08	Alliant Spacesystems / MacDonald Dettwiler & Associates (Info Sys and Geospatial Business) (1)	1,324.0	2.40x	11.3x	NA
09/17/07	ITT Corporation / EDO Corporation	1,682.5	1.13x	9.0x	10.7x
02/09/04	ITT Industries / Kodak Remote Sensing Systems	725.0	1.59x	9.3x	12.9x
01/28/04	Alliant Techsystems / Mission Research	235.0	1.34x	10.0x	NA

Statistics:
Mean:			1.59x	10.3x	15.6x
Harmonic Mean:			1.50x	9.9x	13.4x
Median:			1.38x	9.8x	12.0x
High:			2.40x	13.8x	32.6x
Low:			1.07x	7.5x	9.5x

(1)	Cancelled by the Canadian government on May 9, 2008.

Comparable Company Analysis

In performing its comparable company analysis:

•

Stone Key reviewed and analyzed selected companies with the most directly comparable financial and operating metrics, including product and service offerings, risk profile, size, end customers, geographic footprint and scale of operations, to those of Integral Systems. Given the disparate nature of both Integral Systems’ and the comparable companies’ respective financial and operating metrics, Stone Key, based on its judgment and expertise, deemed the entire group of comparable companies most representative of Integral Systems’ trading value versus any specific comparable company.

•	Stone Key calculated the following trading multiples for the above comparable companies based on Wall Street consensus estimates and the most recent publicly available filings:

Enterprise Value / Adjusted EBITDA (1)
Comparable Companies	2011E	2012E
Com Dev International	7.3x	NA
Comtech Telecommunications	3.6x	4.5x
EMS Technologies (2)	6.3x	5.8x
Globecomm Systems (3)	7.7x	NA
Orbital Sciences	8.6x	6.6x
TeleCommunication Systems	6.2x	5.7x

Statistics:
Mean:	6.6x	5.6x
Harmonic Mean:	6.1x	5.5x
Median:	6.8x	5.7x
High:	8.6x	6.6x
Low:	3.6x	4.5x

(1)	Adjusted EBITDA excludes stock-based compensation expense.
(2)	Represents unaffected stock price as of April 18, 2011, the day before announcement of the commencement of a formal process to explore strategic alternatives.
(3)	Represents unaffected stock price as of May 10, 2011, the day before a DealReporter article was published stating that Globecomm hired JPMorgan to advise on the possible sale of the Company.

Stone Key’s Valuation Analyses Of Kratos

Precedent Merger and Acquisition Transactions Analysis

In performing its precedent merger and acquisition transactions analysis:

•

Stone Key reviewed and analyzed certain relevant precedent merger and acquisition transactions during the past several years involving defense electronics, command and control, signal processing and data communications, communications information assurance, technical services, weapons sustainment and systems integration companies with comparable product and service offerings, target markets and transaction size most comparable to Kratos and the Merger. Stone Key notes that, given differences in the financial and operating metrics of Integral Systems and Kratos, the precedent transactions selected as most representative of Kratos differed slightly from those selected for Integral Systems, although some precedent transactions were deemed applicable to both companies.

•

Stone Key analyzed the mean, harmonic mean, and median (as well as the high and low points) of the selected transactions’ merger enterprise value/forward EBITDA multiples to select the 9.0x to 11.0x reference range of transaction multiples. Stone Key notes that, given the disparate public and private data sources available to calculate implied enterprise value/forward EBITDA multiples, it is not possible to consistently and accurately delineate between forward calendar year EBITDA and NTM EBITDA for each individual precedent transaction. The results of Stone Key’s analysis are listed below:

			($ in millions)
Announced Date		Enterprise Value	Enterprise Value / Forward
	Acquiror / Target		Revenue	EBITDA	EBIT
12/20/10	Raytheon / Applied Signal	$490.4	1.93x	13.8x	19.3x
11/26/10	Veritas Capital / CPI International	525.0	1.35x	8.9x	10.7x
08/16/10	FLIR Systems / ICx Technologies	231.7	1.07x	12.5x	32.6x
06/30/10	Boeing / Argon ST	777.0	2.02x	12.9x	18.2x
06/04/09	General Dynamics / Axsys Technologies	643.0	2.00x	9.8x	11.0x
10/08/07	Textron / United Industrial Corporation	1,132.5	1.59x	11.7x	14.3x
09/17/07	ITT Corporation / EDO Corporation	1,682.5	1.13x	9.0x	10.7x

Statistics:
Mean:			1.59x	11.2x	16.7x
Harmonic Mean:			1.49x	10.9x	14.4x
Median:			1.59x	11.7x	14.3x
High:			2.02x	13.8x	32.6x
Low:			1.07x	8.9x	10.7x

Comparable Company Analysis

In performing its comparable company analysis:

•

Stone Key reviewed and analyzed selected companies with the most directly comparable financial and operating metrics, including product and service offerings, risk profile, size, end customers, geographic footprint and scale of operations, to those of Kratos. Given the disparate nature of both Kratos’s and the comparable companies’ respective financial and operating metrics, Stone Key, based on its judgment and expertise, deemed the entire group of comparable companies most representative of Kratos’s trading value versus any specific comparable company.

Stone Key calculated the following trading multiples for the above comparable companies based on Wall Street consensus estimates and the most recent publicly available filings:

Enterprise Value / Adjusted EBITDA (1)
Comparable Companies	2011E	2012E
AeroVironment	9.7x	8.8x
Comtech Telecommunications	3.6x	4.5x
Cubic	8.2x	NA
Orbital Sciences	8.6x	6.6x
Qinetiq	6.2x	6.1x

Statistics:
Mean:	7.3x	6.5x
Harmonic Mean:	6.4x	6.1x
Median:	8.2x	6.4x
High:	9.7x	8.8x
Low:	3.6x	4.5x

(1)	Adjusted EBITDA excludes stock-based compensation expense.

Pro Forma Merger Analysis

Stone Key performed an illustrative pro forma analysis of the potential financial impact of the Merger on Kratos’s earnings per share utilizing projections and financial information provided by management of each of Integral Systems and Kratos.

Based on this analysis, Stone Key observed that the Merger would result in earnings per share accretion for Kratos stockholders in 2011, 2012 and 2013.

EPS Accretion/(Dilution)	$	%
2011E	$0.11	17.3%
2012E	$0.25	21.0%
2013E	$0.23	14.9%

Certain Financial Forecasts Utilized by Integral Systems in Connection with the Merger

The Forecasts, as described in the Proxy Statement, reflected the revision of the Revised Preliminary Forecasts to present a more refined outlook with respect to fiscal years 2013, 2014 and 2015 in light of current events. Management prepared the revised Forecasts as a result of a review of the previous six months of the Company’s performance, for reasons including (i) a level of precision in Revised Preliminary Forecasts for fiscal years 2013, 2014 and 2015 that did not accurately reflect the business, (ii) a declining defense budget environment creating uncertainty in outer year forecasts, (iii) the effect of the continuing budget resolution delaying or cancelling programs, (iv) continued stretch outs in the federal contracting arena, (v) the continued impact of the global economic recession, and (vi) increased competition and price sensitivity globally. The Forecasts reduced projected Company revenue growth in FY 2013, FY 2014, and FY 2015 to 10% in each year from 13.2%, 11.9%, and 12.6%, respectively. The Forecasts reduced projected Company gross margins in FY 2013, FY 2014, and FY 2015 to 36% in each year from 37.6%, 38.9%, and 39.6%, respectively. The Forecasts reduced projected Company EBIT margins in FY 2013, FY 2014, and FY 2015 to 8.5%, 9.0%, and 9.5% from 10.7%, 12.9%, and 14.6%, respectively. The Forecasts reduced projected Company Adjusted EBITDA margins in FY 2013, FY 2014, and FY 2015 to 13.7%, 14.1%, and 14.5% from 15.7%, 17.8%, and 19.3%, respectively. The Forecasts are presented below:

(dollars in millions)

	Projected
Fiscal Year	2011E	2012E	2013E	2014E	2015E	2011E – 2015E CAGR
Income Statement Summary
Revenues	$223.2	$255.1	$280.6	$308.6	$339.5	11.1%
% Growth	25.5%	14.3%	10.0%	10.0%	10.0%
Adjusted EBITDA (1)	$17.7	$33.2	$38.3	$43.5	$49.4	29.2%
% Margin	7.9%	13.0%	13.7%	14.1%	14.5%
EBITDA (2)	$15.2	$31.1	$36.2	$41.4	$47.2	32.8%
% Margin	6.8%	12.2%	12.9%	13.4%	13.9%
EBIT (3)	$6.2	$20.0	$23.8	$27.8	$32.3	51.2%
% Margin	2.8%	7.8%	8.5%	9.0%	9.5%

Cash Flow Items
Depreciation & Amortization	$9.0	$11.1	$12.3	$13.6	$15.0
% Sales	4.0%	4.3%	4.4%	4.4%	4.4%
Stock-Based Compensation	$2.5	$2.2	$2.2	$2.2	$2.2
% Sales	1.1%	0.8%	0.8%	0.7%	0.6%
Capital Expenditures	($8.0)	($11.2)	($7.2)	($7.4)	($8.1)
% Sales	3.6%	4.4%	2.5%	2.4%	2.4%
(Increase) Decrease in Working Capital	($1.2)	$6.3	($1.9)	($4.0)	($3.2)
% Change in Sales	2.6%	(19.9%)	7.6%	14.4%	(10.5%)

(1)	Net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation, amortization expense and non-cash stock compensation expense.
(2)	Net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation and amortization expense.
(3)	Net income (loss) before interest income, interest expense and provision (benefit) for income taxes.

(dollars in millions)

	Free Cash Flow Analysis
Fiscal Year	2011E	2012E	2013E	2014E	2015E
Revenue	$223.2	$255.1	$280.6	$308.6	$339.5
% Growth	25.5%	14.3%	10.0%	10.0%	10.0%
Adjusted EBITDA(1)	$17.7	$33.2	$38.3	$43.5	$49.4
% Margin	7.9%	13.0%	13.7%	14.1%	14.5%
Depreciation & Amortization	(9.0)	(11.1)	(12.3)	(13.6)	(15.0)
Stock-Based Compensation	(2.5)	(2.2)	(2.2)	(2.2)	(2.2)

EBIT (2)	$6.2	$20.0	$23.8	$27.8	$32.3
% Margin	2.8%	7.8%	8.5%	9.0%	9.5%
Taxes	($2.3)	($7.3)	($8.7)	($10.1)	($11.8)
Tax Rate	36.5%	36.5%	36.5%	36.5%	36.5%
Unlevered Net Income	$3.9	$12.7	$15.1	$17.6	$20.5
Depreciation & Amortization	$9.0	$11.1	$12.3	$13.6	$15.0
Stock-Based Compensation	2.5	2.2	2.2	2.2	2.2
(Increase) Decrease in Working Capital	(1.2)	6.3	(1.9)	(4.0)	(3.2)
Capital Expenditures	(8.0)	(11.2)	(7.2)	(7.4)	(8.1)
Cash Flow Subtotal	2.4	8.4	5.4	4.3	5.8

Unlevered Free Cash Flow	$6.3	$21.1	$20.5	$22.0	$26.3
% growth	NA	235.4%	(2.8%)	7.1%	19.5%

(1)	Net income (loss) before interest income, interest expense, provision (benefit) for income taxes, depreciation, amortization expense and non-cash stock compensation expense.
(2)	Net income (loss) before interest income, interest expense and provision (benefit) for income taxes.

Management’s approach to the preparation of the Forecasts was approved by the board of directors of the Company on May 13, 2011. The board of directors of the Company reviewed the Forecasts on May 15, 2011, and approved their inclusion in the Proxy Statement on June 2, 2011.

Interests of Integral Systems Directors and Executive Officers in the Merger

Treatment of Equity Awards

The following table sets forth information about the treatment of outstanding equity awards held by each current director and executive officer of Integral Systems in the Merger. Such information is provided based on the equity awards outstanding as of June 15, 2011. Additional information about the equity awards held by the Company’s directors and executive officers is set forth in the reports on Forms 3 and 4 filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, concerning their respective ownership of and transactions in the Company’s common stock. Amounts of cash consideration expected to be received are presented before deducting any applicable withholding taxes.

Name	Total Options (1)	In-the-Money Options (2)	Consideration for In-the-Money Options ($)(3)	Out-of-the- Money Options (4)	Restricted Stock	Consideration for Restricted Stock ($)(5)	Expected Total Cash Merger Consideration ($)(6)
Executive Officers and Directors:
John M. Albertine	75,000	65,000	169,250	10,000	13,888	180,544	349,794
Alan W. Baldwin	135,000	15,000	91,500	120,000	8,333	108,329	199,829
Brian R. Kahn	0	0	0	0	10,000	130,000	130,000
Melvin L. Keating	0	0	0	0	11,666	151,658	151,658
Bruce L. Lev	15,000	15,000	70,200	0	11,110	144,430	214,630
R. Doss McComas	55,000	45,000	111,300	10,000	8,333	108,329	219,629
Thomas S. Moorman, Jr.	0	0	0	0	8,334	108,342	108,342
Bonnie K. Wachtel	0	0	0	0	8,333	108,329	108,329
R. Miller Adams	50,000	50,000	234,000	0	0	0	234,000
Paul G. Casner, Jr.	170,000	160,000	712,150	10,000	0	0	712,150
Stuart C. Daughtridge	72,000	30,000	140,400	42,000	0	0	140,400
James B. Kramer	40,000	30,000	140,400	10,000	0	0	140,400
Christopher Roberts	30,000	30,000	157,500	0	0	0	157,500
Robert F. Wright, Jr.	30,000	30,000	115,500	0	0	0	115,500
Total for all Executive Officers and Directors	672,000	470,000	1,942,200	202,000	79,997	1,039,961	2,982,161

(1)	Includes vested and unvested options. Pursuant to the Merger Agreement, vesting will be accelerated so that all options will vest immediately prior to the effective time of the Merger.
(2)	Upon completion of the Merger, each Integral Systems stock option that has an exercise price less than $13.00 per share will, if the holder thereof elects in writing, be cancelled in exchange for an amount in cash, without interest, equal to the product of the total number of shares of Integral Systems common stock subject to such in-the-money option, multiplied by the aggregate value of the excess, if any, of $13.00 over the exercise price per share subject to such option, less the amount of any tax withholding (the “Cash Election”). If the holder does not make the Cash Election, such options will be treated as out-of-the-money options.
(3)	Assumes that the Cash Election is made with respect to all in-the-money options.
(4)	Upon completion of the Merger, each Integral Systems stock option that has an exercise price equal to or greater than $13.00 per share will be converted into an option to purchase Kratos common stock with (i) the number of shares subject to such option adjusted to equal the number of shares of Integral Systems common stock subject to such out-of-the-money option multiplied by 0.9559, rounded up to the nearest whole share and (ii) the per share exercise price under each such option adjusted by dividing the per share exercise price under such option by 0.9559 and rounding up to the nearest cent. No cash value has been imputed to out-of-the-money options.
(5)	Each share of Integral Systems restricted stock will be cancelled, and the holder thereof will receive an amount in cash, without interest, equal to $13.00 for each share, less the amount of any tax withholding.
(6)	Represents the sum of the amounts set forth under “Consideration for In-the-Money Options” and “Consideration for Restricted Stock”.

At the meeting of the board of directors of Integral Systems on June 2, 2011, Bonnie Wachtel abstained from the vote recommending that the stockholders approve the Golden Parachute Compensation Arrangements for Integral Systems’ Named Executive Officers.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including but not limited to: the timing and anticipated completion of the proposed Merger and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and Kratos and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and neither the Company nor Kratos undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Factors that could cause actual results to differ materially from the forward-looking statements contained herein include, but are not limited to: any operational or cultural difficulties associated with the integration of the businesses of the Company and Kratos; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; unexpected costs, charges or expenses resulting from the proposed Merger; litigation or adverse judgments relating to the proposed Merger; risks relating to the consummation of the contemplated Merger, including the risk that the required stockholder approval might not be obtained in a timely manner or at all or that other closing conditions will not be satisfied; the failure to realize synergies and cost savings from the transaction or delay in realization thereof; any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the transaction; and any changes in general economic and/or industry-specific conditions. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the Proxy Statement, the Annual Report on Form 10-K of the Company for the year ended September 24, 2010, which was filed with the SEC on December 8, 2010, under the heading “Item 1A—Risk Factors” and in the Annual Report on Form 10-K of Kratos for the year ended December 26, 2010, which was filed with the SEC on March 2, 2011, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of the Company and Kratos.

Additional Information

No statement in this Form 8-K constitutes an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, Kratos and the Company have filed or will file relevant materials with the SEC, including the Proxy Statement, which is a joint proxy statement/prospectus of the Company and Kratos and was filed with the SEC on June 21, 2011. Investors are strongly urged to read the Proxy Statement and all other relevant documents filed with the SEC because they contain important information about Kratos, the Company and the Merger. The Proxy Statement, related documents and other documents incorporated by reference in the Proxy Statement are or will be available free of charge at the SEC’s website, www.sec.gov or by directing a request to Tory Harris, Assistant Corporate Secretary at tharris@integ.com.

The Company, Kratos and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the Merger. Information about the directors and executive officers of the Company is set forth in the Company’s two most recent definitive proxy statements, which were filed with the SEC on January 12, 2011 and June 21, 2011. Information about the directors and executive officers of Kratos is set forth in Kratos’s two most recent definitive proxy statements, which were filed with the SEC on April 15, 2011 and June 21, 2011. Certain directors and executive officers of the Company may have direct or indirect interests in the Merger due to securities holdings, indemnification arrangements, vesting of options or rights to severance payments if their employment is terminated following the Merger. Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: July 13, 2011	By:	/s/ Paul G. Casner, Jr.
	Name:	Paul G. Casner, Jr.
	Title:	President and Chief Executive Officer